Exhibit 23.1
       Sherb & Co., LLP
                          Certified Public Accountants
                                805 Third Avenue
                               New York, NY 10022
                            Telephone (212) 838-5100


The Board of Directors and Stockholders
International Broadcasting Corporation


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2003 on our audit of the financial statements of International Broadcasting Corporation, Inc. as of December 31, 2002 and for the year then ended.

/s/ Sherb & Co., LLP

Sherb & Co., LLP
Certified Public Accountants
New York, NY
July 9, 2003